Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 80 to Registration Statement No. 002-99473 on Form N-1A of our report dated July 26, 2016, relating to the financial statements and financial highlights of BlackRock California Municipal Opportunities Fund, one of the portfolios constituting BlackRock California Municipal Series Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended May 31, 2016, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 28, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 80 to Registration Statement No. 002-99473 on Form N-1A of our report dated July 26, 2016, relating to the financial statements and financial highlights of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund, two of the portfolios constituting BlackRock Multi-State Municipal Series Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended May 31, 2016, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 28, 2016